CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements and Experts” in the Prospectus/Proxy Statement and to the use of our reports dated January 22, 2009 with respect to Dreyfus New York AMT-Free Municipal Bond Fund and December 23, 2008 with respect to General New York Municipal Bond Fund, Inc., which are included or incorporated by reference in this Registration Statement on Form N-14 of Dreyfus New York AMT-Free Municipal Bond Fund.

/S/ ERNST & YOUNG LLP

New York, New York

July 28, 2009